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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cimarex Energy Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIMAREX ENERGY CO.
707 Seventeenth Street, Suite 3300
Denver, Colorado 80202-3404

April 21, 2003

Fellow stockholders:

        We invite you to attend our annual meeting on May 28, 2003, in Denver, Colorado. Following the meeting, we will report on our operations and you will have a chance to meet the directors and officers.

        This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

        We are sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don't delay. Even if you only own a few shares, we want your shares to be represented at the meeting. Also, when stockholders do not return their proxies, we incur additional expenses to pay for follow-up mailings and telephone calls.

        Please take a few minutes today to review this proxy statement and record your vote. To make voting easier, you may vote by telephone or on the Internet by following the instructions that appear on the enclosed proxy card.

        If you have any questions regarding the issues to be voted on or need assistance in recording your vote, please call us at 303-295-3995. You may also call our proxy solicitor, Georgeson Shareholder Communications, Inc. toll-free at 866-288-2196. Thank you for investing in Cimarex and for your continuing support.

Sincerely yours,

F.H. Merelli Chairman, President and Chief Executive Officer

CIMAREX ENERGY CO.
707 Seventeenth Street, Suite 3300
Denver, Colorado 80202-3404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 28, 2003

To the Stockholders of Cimarex Energy Co.:

        The Annual Meeting of Stockholders of Cimarex Energy Co., a Delaware corporation, will be held at 2:00 p.m., Mountain Daylight Time, on Wednesday, May 28, 2003, at the Denver Marriott City Center, located at 1701 California Street, Denver, Colorado, to consider and act upon the following proposals:

  1.
  To elect three members of the Board of Directors of Cimarex as Class I directors with terms expiring at the Annual Meeting of Stockholders to be held in 2006.

  2.
  To ratify and approve the Cimarex Energy Co. 2002 Stock Incentive Plan in order for Cimarex to obtain the federal income tax deduction benefits under Section 162(m) of the Internal Revenue Code, as amended.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 11, 2003 are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote in one of the following ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll free number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on your proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Mary K. Rohrer Assistant Corporate Secretary

CIMAREX ENERGY CO.
707 Seventeenth Street, Suite 3300
Denver, Colorado 80202-3404

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 28, 2003

        The Board of Directors of Cimarex Energy Co. is soliciting proxies to be used at the 2003 Annual Meeting. This proxy statement and form of proxy will be mailed to stockholders on approximately April 21, 2003.

ATTENDANCE AND VOTING MATTERS

THE MEETING

Date:	May 28, 2003
Time:	2:00 p.m., Mountain Daylight Time
Place:	Denver Marriott City Center 1701 California Street Denver, Colorado
Purpose:	•	To elect three (3) directors (Proposal No. 1);
•
To ratify and approve the Cimarex Energy Co. 2002 Stock Incentive Plan (Proposal No. 2) in order to obtain the federal income tax deduction benefits under Section 162(m) of the Internal Revenue Code; and
	•	To conduct other business if properly raised.

WHO MAY VOTE

        Stockholders of record as of April 11, 2003, may vote at the meeting.

HOW TO VOTE

        We provide several options to make it easier for you to cast your vote. You may vote on matters presented at the meeting in any one of the following four ways:

  •
  You may vote by telephone by following the instructions on either the enclosed proxy card or voting instruction form; or

  •
  You may vote on the Internet by following the instructions on the enclosed proxy card; or

  •
  You may vote by signing and returning the enclosed proxy card in the postage paid envelope provided; or

  •
  You may come to the Annual Meeting and cast your vote there.

        We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting.

        Each share of Cimarex Energy Co. common stock you own as of the April 11, 2003 record date entitles you to one vote. The number of shares you own is shown on your proxy card beneath and to the right of your name. As of April 1, 2003, there were 41,518,214 shares of Cimarex Energy Co. common stock outstanding.

HOW PROXIES WORK

        Our Board of Directors is asking for your proxy. When you execute and deliver your proxy to us, you authorize us to vote your shares at the meeting in the manner you direct. With respect to Proposal 1, Election of Directors, you may vote for all, some or none of our director candidates. With respect to Proposal 2, Ratification and Approval of the 2002 Stock Incentive Plan, you may vote in favor of, against or abstain from voting.

        If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and for ratification and approval of the Cimarex Energy Co. 2002 Stock Incentive Plan in order to obtain the federal income tax deduction benefits under Section 162(m) of the Internal Revenue Code, as amended.

        You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote your shares. Please vote each proxy you receive.

PROXY SOLICITATION

        The enclosed proxy is solicited by the Board of Directors. This proxy material is being mailed to the holders of common stock on or about April 21, 2003. In addition to solicitation by mail, solicitation of proxies may be made by certain officers and regular employees of Cimarex by mail, telephone or in person. Cimarex also has retained Georgeson Shareholder to aid in the solicitation of brokers, banks, intermediaries, and other institutional holders in the United States for a fee not to exceed $10,000 plus out-of-pocket expenses. All costs of the solicitation of proxies will be borne by Cimarex. Cimarex also reimburses brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of common stock.

REVOKING A PROXY

        You may revoke your proxy before it is voted by submitting a new proxy with a later date (either by telephone, on the Internet, or by returning a new proxy card), by voting in person at the meeting, or by notifying our Assistant Corporate Secretary in writing at the address listed on the front of this booklet.

THE QUORUM REQUIREMENT

        In order to conduct business at the meeting, we must have a quorum. This means that at least a majority (greater than 50%) of the outstanding shares of common stock as of the record date must be represented in person or by proxy at the meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal. If a quorum is not present at the meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies at such adjourned meeting.

VOTES NEEDED

        Directors will be elected by a plurality of the votes. A "plurality" means that the three director nominees receiving the most "FOR" votes will be elected as Class I directors. The proposal authorizing the ratification and approval of the Cimarex Energy Co. 2002 Stock Incentive Plan will be approved if a majority of the shares present and entitled to vote are voted in favor of the proposal. Broker non-votes count for quorum purposes but not for voting purposes. Abstentions have the effect of votes cast against the proposal. You are not allowed to cumulate votes in the election of directors.

TABULATION OF VOTES

        Continental Stock Transfer & Trust Company, New York, New York, our stock transfer agent, will receive proxies and ballots, tabulate the vote, determine whether a quorum exists and serve as inspector of election at the meeting.

CIMAREX 401(k) PARTICIPANTS

        If you are a participant in the Cimarex Energy Co. 401(k) Plan, you will receive a proxy card for the Cimarex shares you own through the 401(k) Plan. That proxy card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct. If you do not sign and return your proxy card to indicate your instructions, the 401(k) Plan trustee will vote your 401(k) Plan shares in the same proportion as the shares were voted by other 401(k) Plan participants.

HISTORY OF CIMAREX

        Cimarex is an independent oil and gas exploration and production company. Cimarex was formed in February 2002 as a wholly owned subsidiary of Helmerich & Payne, Inc. In July 2002, Helmerich & Payne contributed its oil and gas exploration and production operations and the common stock of its wholly owned gas marketing subsidiary to Cimarex. On September 30, 2002, Helmerich & Payne distributed in the form of a dividend to its stockholders approximately 26.6 million shares of common stock. As a result, Cimarex was spun-off and became a stand-alone company.

        Also on September 30, 2002, Cimarex acquired 100 percent of the outstanding common stock of Key Production Company, Inc. in a tax-free reorganization. Each of the 14.1 million shares of Key common stock outstanding immediately prior to the reorganization was converted into the right to receive Cimarex common stock on a one-for-one basis. Key continues to conduct exploration and development activities as a wholly owned subsidiary of Cimarex.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        We currently have one class of voting securities outstanding. On April 1, 2003, there were 41,518,214 shares of our common stock outstanding, with each such share being entitled to one vote.

Management

        The following table shows, as of April 1, 2003, the number of shares of our common stock beneficially owned by each director and nominee, each of the executive officers named in the Summary

Compensation Table set forth under the caption "Executive Compensation," and all directors and executive officers as a group.

Name of Beneficial Owner	Shares Owned(1)		Restricted Stock(2)(3)	Option Shares(4)	Beneficial Ownership Total		Percent of Class
F.H. Merelli	233,251		211,200	375,000	819,451		2.0%
Glenn A. Cox	3,186		—	—	3,186		*
Cortlandt S. Dietler	103,500		—	42,500	146,000		*
Hans Helmerich	107,976	(5)	—	—	107,976	(5)	*
David A. Hentschel	2,000		—	—	2,000		*
Paul D. Holleman	2,000		—	45,000	47,000		*
L.F. Rooney, III	17,537		—	—	17,537		*
Michael J. Sullivan	—		—	—	—		*
L. Paul Teague	44,170		—	6,667	50,837		*
Steven Shaw	15,872		45,500	435,830	497,202		1.2%
Paul Korus	8,048		45,500	65,000	118,548		*
Thomas E. Jorden	7,369		45,500	59,000	111,869		*
Joseph R. Albi	5,901		45,500	59,000	110,401		*
Stephen P. Bell	4,767		45,500	62,500	112,767		*
All directors and executive officers as a group (15 persons)	555,577		453,900	1,150,497	2,159,974		5.1%

(1)
Includes equivalent shares of common stock held by the trustee for the benefit of employee participants in the Cimarex Energy Co. 401(k) Plan. Participants in this plan instruct the trustee as to how the participant's equivalent shares should be voted. Excludes restricted stock and shares issuable upon the exercise of options.

(2)
Restricted shares of common stock awarded under the Cimarex Energy Co. 2002 Stock Incentive Plan. These shares may be voted, but are subject to risk of forfeiture.

(3)
Cimarex has offered to its executive officers and other holders of restricted stock the option to exchange their restricted stock awards for stock units. The offer to exchange covers 659,800 shares of restricted stock. Any exchange for stock units will reduce the number of outstanding shares of common stock by the number of shares of restricted stock exchanged.

(4)
Shares of common stock that could be purchased by the exercise of stock options as of April 1, 2003, under the Cimarex Energy Co. 2002 Stock Incentive Plan.

(5)
Includes 11,450 shares held by Mr. Helmerich's spouse and 7,865 shares held for various trusts for immediate family members of which Mr. Helmerich is trustee. Mr. Helmerich disclaims beneficial ownership of these shares.

*
Less than one percent of the outstanding shares of Cimarex stock.

Principal Holders of Securities

        As of December 31, 2002, the only stockholders who owned beneficially more than 5% of the outstanding shares of our common stock, based on Schedules 13G filed by the reporting person with the Securities and Exchange Commission, were as follows:

	Voting Authority		Dispositive Authority
Name and Address					Total Amount of Beneficial Ownership	Percent of Class
	Sole	Shared	Sole	Shared
Wellington Management Company, LLP 75 State Street Boston, MA 02109	—	2,720,574	—	3,323,540	3,323,540	8.0%
Perkins, Wolf, McDonnell & Company 310 S. Michigan Ave. Suite 2600 Chicago, IL 60604	20,900	2,517,651	20,900	2,517,651	2,538,551	6.1%
State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, IL 61710	2,194,205	—	2,194,205	—	2,194,205	5.3%

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board of Directors and its committees oversee the management of Cimarex on your behalf and review our long-term strategic plans. Three directors are to be elected at the Annual Meeting. Our Certificate of Incorporation provides for a classified Board of Directors divided into three classes: Class I, Class II and Class III, the terms of office of which are currently scheduled to expire, respectively, on the dates of our Annual Meeting of Stockholders to be held in 2003, 2004 and 2005.

        The terms of the three Class I directors, F.H. Merelli, Paul D. Holleman and Michael J. Sullivan, will expire at the 2003 Annual Meeting. Messrs. Merelli, Holleman and Sullivan have each been nominated to stand for reelection at the meeting to hold office until our 2006 Annual Meeting and thereafter until their respective successors are duly elected and qualified.

        Unless instructed otherwise, the proxies will be voted "FOR" the election of each of the Class I nominees named above to serve for three years or until their successors are duly elected and qualified. If, prior to the Annual Meeting, one or more of the nominees becomes unavailable to serve as a director, any shares represented by a proxy directing a vote will be voted for the remaining nominees and for any substitute nominee or nominees designated by our Board of Directors or its Governance Committee. As of the mailing of these proxy materials, the Board of Directors knows of no reason why any director nominee would not be available to serve as a director.

        Information concerning the nominees selected by our Board of Directors, as well as each of our other current directors, is set forth below:

CLASS I DIRECTOR—NOMINEES

        F.H. MERELLI, 67, was elected Chairman of the Board, Chief Executive Officer, President and a director of Cimarex on September 30, 2002. Mr. Merelli had been with Key since September 9, 1992. During his tenure at Key, he continuously held the offices of Chairman and Chief Executive Officer. From March 2002 until September 30, 2002, and prior to September 1999, he also held the office of President. From July 1991 to September 1992, Mr. Merelli was engaged as a private consultant in the oil and gas industry. Mr. Merelli was President and Chief Operating Officer of Apache Corporation and President, Chief Operating Officer and a director of Key from June 1988 to July 1991, at which time he resigned from those positions in both companies. He was President of Terra Resources, Inc. from 1979 to 1988. Mr. Merelli has been a director of Apache Corporation since July 1997.

        PAUL D. HOLLEMAN, 72, was elected a director of Cimarex on September 30, 2002 and is a member of the Audit Committee. Mr. Holleman served as a director of Key from April 2001 through September 30, 2002. He retired in 2000 from his position as senior partner of Holme Roberts & Owen LLP, a Denver law firm. At Holme Roberts he served as legal counsel to Key and other oil and gas companies. Other positions in his 40 years with Holme Roberts included Chairman of the Natural Resources Department and member of the Executive Committee. He was President of Inter-American Petroleum Corporation in 1970 and 1971 and was a director of Janus Fund in those same years. He is past Chairman of the Mineral Law Section of the Colorado Bar Association, past Chairman of the Rocky Mountain Mineral Law Institute and past Chairman of the American Bar Association Public Lands Committee of the Natural Resources Section.

        MICHAEL J. SULLIVAN, 63, was elected a director of Cimarex on September 30, 2002, and is a member of the Audit Committee. Mr. Sullivan has been Special Counsel with Rothgerber Johnson & Lyons LLP since 2001. From 1998 until 2001, Mr. Sullivan served as the United States Ambassador to Ireland. From 1964 to 1986 and from 1995 until 1998, Mr. Sullivan practiced law with the firm of Brown, Drew, Apostolos, Massey & Sullivan. During 1987 through 1995, Mr. Sullivan served as Governor of the State of Wyoming. Mr. Sullivan also serves as a director of Allied Irish Bank Group and AllFirst Bank.

        A plurality of the votes represented at the Annual Meeting by shares of our common stock entitled to vote is required to elect the Class I nominees as directors.

Our Board of Directors Recommends You Vote FOR these nominees.

CLASS II DIRECTORS SERVING UNTIL 2004

        Cortlandt S. Dietler, 81, was elected a director of Cimarex on September 30, 2002 and was elected chairman of the Audit Committee in December 2002. Mr. Dietler was a member of the Board of Directors of Key from September 9, 1992 through September 30, 2002. He has been the Chairman of the Board of TransMontaigne, Inc. since April 1995. Mr. Dietler was Chief Executive Officer of TransMontaigne from April 1995 through September 1999. The principal business of TransMontaigne, Inc. (through its various operating subsidiaries) is to provide refined petroleum product, terminaling and storage services and the bulk purchase and sale and wholesale marketing of refined petroleum products. Mr. Dietler was the founder, Chairman and Chief Executive Officer of Associated Natural Gas Corporation prior to its 1994 merger with Panhandle Eastern Corporation (now Duke Energy Corporation). He also serves as a director of Hallador Petroleum Company, Forest Oil Corporation and Carbon Energy Corporation. Mr. Dietler is a member of the National Petroleum Council and a director of the American Petroleum Institute and was a director of Independent Petroleum Association of America and a director, past President and life member of the Rocky Mountain Oil & Gas Association.

        Hans Helmerich, 44, was elected a director of Cimarex on February 14, 2002. Mr. Helmerich has been a member of the board of directors of Helmerich & Payne since 1987. Mr. Helmerich has served as the President and Chief Executive Officer of Helmerich & Payne since 1989. Mr. Helmerich also serves as a director of Atwood Oceanics, Inc.

        L.F. Rooney, III, 49, was elected a director of Cimarex on September 30, 2002 and is a member of the Governance Committee. Mr. Rooney has been Chairman of the Board and Chief Executive Officer of Rooney Brothers Co. since 1984. Mr. Rooney has been Chairman of the Board of Manhattan Construction Company since 1994 and served as its Chief Executive Officer from 1982 to 1994. Mr. Rooney also serves as a director of Helmerich & Payne, BOK Financial Corp. and Bank of Oklahoma, N.A., of which he is also a member of the Compensation Committee.

CLASS III DIRECTORS SERVING UNTIL 2005

        Glenn A. Cox, 73, was elected a director of Cimarex on September 30, 2002 and is a member of the Audit Committee. Mr. Cox was President and Chief Operating Officer of Phillips Petroleum Company from June 1985 until his retirement in 1991. From June 1980 to May 1985, Mr. Cox served as Chief Financial Officer of Phillips Petroleum Company, with responsibility for all corporate financial matters. This area of responsibility included treasury, comptrollers, computing, insurance, operations analysis and control and financial relations. From January 1974 to June 1980, he served as Vice President, Management Information and Control with his area of responsibility including comptrollers, computing and operations analysis and control. Mr. Cox has previously served on the Audit Committees of The Williams Companies and Union Texas Petroleum. Mr. Cox currently serves as a director and a member of the Audit Committee of Helmerich & Payne.

        David A. Hentschel, 69, was elected a director of Cimarex on September 30, 2002 and is a member of the Governance Committee. Mr. Hentschel served as Chairman and Chief Executive Officer of Occidental Oil and Gas Corporation from 1997 until his retirement in 1999, at which time he was retained as a consultant to the company. From 1995 until 1997, Mr. Hentschel served as President and Chief Executive Officer of Canadian Occidental Petroleum Ltd., since renamed Nexen Inc. Mr. Hentschel also serves as a director of Nexen Inc.

        L. Paul Teague, 68, was elected a director of Cimarex on September 30, 2002 and was elected Chairman of the Governance Committee in December 2002. Mr. Teague was a member of the board of directors of Key from August 20, 1996 through September 30, 2002. He retired in 1994 from his position as Vice President, Western Region, Texaco Exploration & Producing Inc. in Denver. Other positions in his 35 years with Texaco included Division Manager of the New Orleans Division, Eastern Producing Department; Vice President, New Orleans Producing Division of Texaco USA; and Vice President, Producing Department, Texaco USA in Houston. His industry affiliations include: Chairman of the API Executive Committee on Drilling and Production Practices; President of the Colorado Petroleum Association; director and Executive Committee member of the Rocky Mountain Oil & Gas Association; and Executive Committee member of the Louisiana Oil & Gas Association.

Committees of the Board of Directors

        The Board of Directors of Cimarex currently has an Audit Committee and a Governance Committee. The Audit Committee and the Governance Committee are comprised entirely of independent directors who are not also employees of Cimarex.

        Audit Committee.    The Audit Committee was formed on September 30, 2002, and consists of four directors: Glenn A. Cox, Cortlandt S. Dietler, Paul D. Holleman and Michael J. Sullivan. Mr. Dietler serves as Chairman of the Audit Committee. Each of the members of the Audit Committee are independent as that term is defined in the New York Stock Exchange listing standards. The Audit Committee recommends to the Board of Directors the independent public accountants to act as auditors for Cimarex, reviews our financial statements and earnings press releases, confers with the independent auditors with respect to the scope and results of their audit of our financial statements and reports thereon, reviews our accounting policies and internal controls, and reports regularly to the Cimarex Board of Directors the results of Audit Committee meetings. The Audit Committee also reviews non-audit services furnished to Cimarex by the independent auditors. The Audit Committee operates under the Audit Committee Charter, approved by the Board of Directors on September 30, 2002, a copy of which is included as Appendix A to this proxy statement. The report of the Audit Committee is included in this Proxy Statement under the caption "Report of Audit Committee."

        Governance Committee.    The Governance Committee was formed on September 30, 2002, and consists of three independent directors: David A. Hentschel, L.F. Rooney, III and L. Paul Teague.

Mr. Teague serves as Chairman of the Governance Committee. During 2002, there were no Governance Committee interlocks with any other entity.

        The Governance Committee proposed to the Board of Directors the slate of directors to be elected at the Annual Meeting. The Governance Committee did not receive any additional nominations from any stockholder prior to the printing and distribution of this proxy statement. No additional nominations will be considered by the Governance Committee for the 2003 Annual Meeting.

        The time period for submission by stockholders of nominations for directors to be elected at the 2004 Annual Meeting is provided under the caption "Stockholder Proposals" in this proxy statement.

        The Governance Committee operates under the Governance Committee Charter that was approved by the Board of Directors in 2002. The Governance Committee has two principal functions: (i) nominating and governance and (ii) compensation. The principal purpose of the nominating and governance function is to ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to stockholders. The principal purpose of the compensation function is to assist the Board of Directors in discharging its responsibilities in respect of compensation of our executive officers and to produce an annual report on executive compensation. The report of the Governance Committee on executive compensation is included in this proxy statement under the caption "Governance Committee Report on Executive Compensation."

Meetings of the Board and Committees

        During the period September 30, 2002 through December 31, 2002, the Board of Directors, the Audit Committee and the Governance Committee each held two meetings which were attended by all directors and members of the respective Committees.

Compensation of Directors

        Board members who are not employees receive $20,000 per year for serving on the Board, $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. A Board member who serves as Chairman of a committee receives an additional $5,000 annual fee. Board members are reimbursed for their actual expenses related to attending Board meetings. Non-employee directors also receive director compensation in the form of stock options granted under the Cimarex Energy Co. 2002 Stock Incentive Plan. In October 2002, Cimarex granted options to each of the non-employee directors to acquire 10,000 shares of Cimarex stock at an exercise price of $17.22 per share.

Officer and Director Indemnification

        Cimarex's by-laws provide for the indemnification of its officers and directors and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by applicable law. The by-laws include related provisions to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things:

  •
  specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination;

  •
  specification of certain time periods by which certain payments or determinations must be made and actions must be taken; and

  •
  establishment of presumptions in favor of an indemnitee.

        In addition, Cimarex has obtained insurance coverage for directors' and officers' liability.

Section 16(a) Reporting Compliance

        For the fiscal year ended December 31, 2002, all reports were filed on a timely basis with the Securities and Exchange Commission. In making this disclosure, Cimarex has relied upon a review of copies of such reports and written representations of its directors and executive officers.

PROPOSAL NO. 2
APPROVAL OF THE CIMAREX ENERGY CO.
2002 STOCK INCENTIVE PLAN

        Our Board of Directors recommends that the stockholders ratify and approve the Cimarex Energy Co. 2002 Stock Incentive Plan, as amended and restated. The sole reason for requesting our stockholders to approve the Plan is to ensure that compensation resulting from options granted under the Plan will be deductible to Cimarex without regard to the limitations otherwise imposed by Section 162(m) of the Internal Revenue Code.

        Prior to the spinoff and reorganization, the Cimarex Board of Directors and Helmerich & Payne, the then sole stockholder of Cimarex, adopted the Cimarex Energy Co. 2002 Stock Incentive Plan. On March 3, 2003, the Board of Directors of Cimarex Energy Co. adopted an amendment to the Plan, providing for the ability of Cimarex to issue stock units.

        The amended Plan provides for the grant of non-qualified stock options, incentive stock options, restricted stock, stock units and other stock grants to all eligible employees and directors of Cimarex and its affiliates. As of December 31, 2002, we had approximately 250 eligible employees and eight non-employee directors. Pursuant to the terms of the Helmerich & Payne spinoff and the Key merger, Cimarex exchanged options and restricted stock granted by Helmerich & Payne and Key for Cimarex options and restricted stock. These options and restricted stock are subject to the terms of the Plan. As of December 31, 2002, stock options and restricted stock had been granted to 51 employees and eight non-employee directors.

        The Stock Incentive Plan was established to create incentives that are designed to motivate participants to put forth maximum effort toward the success and growth of Cimarex and to enable Cimarex to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the success of Cimarex.

        A majority of the shares present and entitled to vote at the Annual Meeting is required to ratify and approve the Cimarex Energy Co. 2002 Stock Incentive Plan.

Your Board of Directors Recommends You Vote FOR Ratification and Approval of the
Cimarex Energy Co. 2002 Stock Incentive Plan.

SUMMARY OF CIMAREX ENERGY CO. 2002 STOCK INCENTIVE PLAN

        Administration of the Plan.    The Governance Committee of Cimarex (the "Committee"), comprised solely of non-employee directors, administers the Stock Incentive Plan.

        The Committee has the exclusive power to select the participants to be granted awards, determines the time or times when awards will be made, and determines the form of an award, the number of shares of common stock of Cimarex subject to the award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting with the following exceptions: (1) the maximum number of shares subject to one or more options that may be granted during any calendar year to any participant is 1,000,000 shares of common stock; (2) the maximum number of shares that may be awarded to participants as restricted stock awards is 1,000,000 shares of common stock; and (3) the maximum number of shares that may be issued under the Plan is 7,000,000 shares of common stock.

        The Plan provides that the Committee may delegate authority to specified officers of Cimarex to grant awards under the Plan, provided no grants of awards may be granted to any eligible employee who is covered by Section 16(b) of the Securities Exchange Act of 1934. Pursuant to that authority, on December 6, 2002, the Committee delegated authority to Mr. Merelli to grant restricted stock awards to employees (other than employees covered by Section 16(b)) who he deems, in his sole discretion, to have made significant contributions to Cimarex. The restricted stock awards that Mr. Merelli may grant vest on the fifth anniversary of the date of grant, and the shares may not be sold before the eighth anniversary of the date of grant. Mr. Merelli may determine, in his sole discretion, the number of shares that may be granted to each employee. The aggregate maximum number of shares subject to Mr. Merelli's discretion is 100,000. He may make only one grant to an employee. His discretionary authority terminates on December 6, 2007.

        Shares Subject to the Plan.    There are 7,000,000 shares of common stock reserved for the grant of awards under the Plan. At September 30, 2002, stock options held by former Helmerich & Payne and Key employees who became Cimarex employees, and Key non-employee directors were converted into Cimarex stock options exercisable for 2,415,770 shares of common stock. Additional options exercisable for 1,290,800 shares of common stock were granted in December 2002. At December 31, 2002, 674,973 shares of restricted stock were outstanding. After considering exercises and forfeitures under the Plan, there were 2,586,207 shares of common stock available for grant under the Plan as of December 31, 2002. On April 1, 2003, the closing price of a share of common stock on the New York Stock Exchange was $19.72.

        Adjustment of Shares.    The number of shares available under and subject to the Plan, and each share reserved for issuance under the Plan, are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in common stock, except that an adjustment will only be made if the event would require an increase or decrease of at least 1% in the number of shares available under the Plan or to which any award relates. Any adjustment representing a change of less than 1% will be carried forward and made as soon as such adjustment together with other adjustments would result in a change of more than 1%. Any shares of common stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise or are exchanged for awards not involving common stock and any shares withheld for the payment of taxes will be available again for grant under the Plan.

        No Repricing of Options.    The Committee may at any time unilaterally amend the terms of any award agreement, provided that any such amendment which is adverse to the participant shall require the participant's consent. The Committee shall not, without the approval of the stockholders, cancel any outstanding option and replace it with a new option with a lower option price where the economic effect would be the same as reducing the option price of the cancelled option or take any other action with respect to an option that would be treated as a "repricing" under applicable accounting rules or under the rules of the Securities and Exchange Commission.

        Exercise of Options.    The Committee determines the exercise price for each option but no option will be granted at an exercise price that is less than the fair market value of the common stock on the date of grant. An option holder may exercise an option by written notice and payment of the exercise price in cash or by check, bank, draft or money order payable to the order of Cimarex, by delivering mature shares of common stock having a fair market value on the date of payment equal to the amount of the exercise price (but only to the extent the delivery of shares would not result in an accounting compensation charge), or a combination of the foregoing. In addition, any option may be exercised by a broker-dealer acting on behalf of the participant if the broker-dealer has received from the participant a notice of exercise and adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise. Option holders may elect to satisfy the minimum required income tax withholding obligation through the withholding of a portion of the common stock to be received upon exercise of the option.

        Option Term.    The Committee determines the period and the conditions of exercisability, the minimum periods during which participants must be employed by Cimarex or must hold options before they may be exercised, the minimum periods during which shares acquired upon exercise must be held before sale, conditions under which such options or shares may be subject to forfeiture, the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time, the achievement by Cimarex of specified performance criteria and non-compete and protection of business matters. Incentive stock options granted shall expire no later than 10 years from the date of grant. If a participant's employment terminates on or after his 62nd birthday, death or disability, the participant will be entitled to purchase all or any part of the shares subject to any vested incentive stock option for a period of up to three months from the date of termination (one year in the case of death or disability) and vested nonqualified stock option during the remaining term of the option.

        Restoration Grant.    At the time an option is granted, the Committee may provide that if the option holder pays the option exercise price by surrendering mature shares of common stock or if the option holder pays the required minimum tax withholding with shares of common stock, the option holder will be granted an option (a "Restoration Option") as of the date the original option was exercised. This Restoration Option will be for the same number of shares that are surrendered (or withheld) to pay the exercise price and/or required withholding, and will have an exercise price equal to the fair market value of common stock on the date the original option was exercised and will have the same terms and conditions as the original option. A Restoration Option will be granted only if there is at least six months remaining in the term of the original option. Restoration Options will be non-qualified options, will expire at the same time as the original option or earlier if the option holder terminates employment and will vest six months from the date the Restoration Option was granted. These options will only be exercisable if the option holder is employed on the date of exercise, and has been employed continuously by Cimarex or an affiliate since the date the Restoration Option was granted. The Committee also has the discretion to set additional policies and procedures related to the exercise of a Restoration Option.

        Restricted Stock.    The Committee may grant a participant a number of shares of restricted stock as determined by the Committee in its sole discretion. In addition to any vesting conditions determined by the Committee, vesting of each award will require the holder to remain in the employment of Cimarex for such period of time as determined by the Committee, but in no event less than three years. The Committee may also, in its sole discretion, accelerate the vesting under such circumstances as it deems appropriate. The restricted stock agreements provide that, during the vesting period, if Cimarex pays a dividend on its common stock, the grantees will be entitled to receive such dividend. Cimarex does not currently intend to pay dividends on its common stock.

        Stock Units.    The Committee may grant stock units to participants. Each stock unit is a measurement unit that is equal to the fair market value of one share of common stock on the date the stock unit is granted. The Committee determines the number of stock units to be granted, the vesting conditions and other restrictions, if any, the time and manner of payment, and any other terms and conditions of the stock units. The Committee may also, in its sole discretion, accelerate vesting and waive other restrictions and conditions under such circumstances as it deems appropriate.

        Nontransferability.    Except as may otherwise be provided by the Committee at the time of a grant, an option will not be transferable except by will or pursuant to the laws of descent and distribution or incident to a divorce pursuant to a property settlement agreement between spouses or a final order of a court. The holder of a restricted stock award may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of common stock represented by the restricted stock award during the applicable restriction period.

        Amendment and Termination.    The Board of Directors may alter, suspend or terminate the Plan at any time and may, from time to time, amend the Plan in any manner, but may not without stockholder approval adopt any amendment that would increase the aggregate number of shares of common stock available under the Plan or modify any provision of the Plan that would materially increase the benefit or rights of any participant in the Plan.

        Change of Control.    Awards (options, restricted stock or stock units) granted under the Plan to any participant will be immediately and automatically vested, fully earned and exercisable upon the occurrence of a change of control, as defined in the Plan. The Committee may provide that any awards that are outstanding at the time of the change of control will expire at the time of the closing so long as the participants are provided with at least 45 days advance notice of such expiration.

        Federal Income Tax Consequences of the Grant and Exercise of Options.    Certain of the federal income tax consequences applicable to the grant and exercise of non-qualified stock options and incentive stock options are as follows:

        Non-Qualified Stock Options.    There are no income tax consequences to the participant or to Cimarex when the non-qualified stock option is granted. When a non-qualified stock option is exercised, in general, the participant recognizes compensation, subject to wage withholding, equal to the excess of the fair market value of common stock on the date of exercise over the exercise price. Cimarex is generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

        Incentive Stock Options.    When an incentive stock option is granted, there are no income tax consequences for the participant or Cimarex. When an incentive stock option is exercised, the participant does not recognize income and Cimarex does not receive a deduction. The participant, however, must treat the excess of the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the participant makes a "disqualifying disposition" of the common stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

        If the participant disposes of common stock after the participant has held the common stock for at least two years after the incentive stock option was granted and at least one year after the incentive stock option was exercised, the amount the participant receives upon the disposition over the exercise price is treated as capital gain. Cimarex is not entitled to a deduction. If the participant makes a "disqualifying disposition" of common stock by disposing of common stock before it has been held for at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised, the participant recognizes compensation income equal to the excess of (1) the fair market value of common stock on the date the incentive stock option was exercised or, if less, the amount received on the disposition over (2) the exercise price. At present, Cimarex is not required to withhold income or other taxes. Cimarex is generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

New Plan Benefits

        The following table sets forth stock options granted and restricted stock awards made during the period September 30, 2002 through December 31, 2002:

Name and Position	Number of Shares Underlying Options	Number of Shares of Restricted Stock
F.H. Merelli, Chairman, Chief Executive Officer and President; Director Nominee	422,400	211,200
Steven Shaw, Executive Vice President	91,000	45,500
Paul Korus, Vice President, Chief Financial Officer and Treasurer	91,000	45,500
Thomas E. Jorden, Vice President—Exploration	91,000	45,500
Joseph R. Albi, Vice President—Engineering	91,000	45,500
Stephen P. Bell, Senior Vice President—Business Development and Land	91,000	45,500
All Current Executive Officers as a Group	907,700	453,900
Paul D. Holleman, Director Nominee	10,000	—
Michael J. Sullivan, Director Nominee	10,000	—
All Other Non-Employee Directors	60,000	—
All Employees as a Group, excluding Executive Officers	303,100	189,900

        The following table summarizes the stock options and restricted stock that were issued by Cimarex, effective September 30, 2002, in exchange for Helmerich & Payne and Key options and shares of restricted stock:

Name and Position	Number of Shares Underlying Options	Number of Shares of Restricted Stock
F.H. Merelli, Chairman, Chief Executive Officer and President; Director Nominee	375,000	—
Steven Shaw, Executive Vice President	595,280	—
Paul Korus, Vice President, Chief Financial Officer and Treasurer	85,000	—
Thomas E. Jorden, Vice President-Exploration	59,000	—
Joseph R. Albi, Vice President-Engineering	61,500	—
Stephen P. Bell, Senior Vice President-Business Development and Land	62,500	—
All Current Executive Officers as a Group	1,238,280	—
Paul D. Holleman, Director Nominee	45,000	—
Michael J. Sullivan, Director Nominee	—	—
All Other Non-Employee Directors	94,167	—
All Employees as a Group, excluding Executive Officers	1,038,323	66,612

INDEPENDENT AUDITORS AND REPORT OF AUDIT COMMITTEE

Independent Auditors

        The audit committee of the Board of Directors has appointed KPMG LLP to audit our financial statements for 2003. KPMG has been our independent auditors since October 1, 2002. A KPMG representative will be at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

        The following table presents fees for professional audit services rendered by KPMG for the audit of our annual financial statements for 2002, and fees billed for other services rendered by KPMG. The

Audit Committee has reviewed the services provided by KPMG for non-audit services and concluded that the provision of such services is compatible with maintaining KPMG's independence.

Audit fees(1)	$233,538
Non-audit services(2)	$7,041

(1)
Audit fees include $81,770 paid to KPMG for the audit as of and for the three months ended December 31, 2001.

(2)
Non-audit services include general income tax compliance and consulting.

        The Board of Directors and the Audit Committee of Cimarex approved the dismissal of Ernst & Young LLP as Cimarex's independent auditors effective October 1, 2002.

        Ernst & Young served as Cimarex's independent auditor for the fiscal years ended September 30, 2001 and 2000. Ernst & Young's reports for the years ended September 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim period through October 1, 2002, there were no disagreements with Ernst & Young within the meaning of Instruction 4 of Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Ernst & Young's satisfaction would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with its report. During the term of Ernst & Young's engagement, there were no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

        The Board of Directors appointed KPMG to serve as Cimarex's independent auditor as of and for the three-month transition period (as such term is defined in Regulation 13A) ended December 31, 2001 and as of and for the year ended December 31, 2002. KPMG's engagement commenced effective October 1, 2002. During Cimarex's two most recent fiscal years ended September 30, 2001, and the subsequent interim periods, prior to engagement, Cimarex did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

        As part of the registration process for Cimarex, there was discussion among management of Cimarex and Key and their auditors, Ernst & Young and KPMG, respectively. The discussion related to the initial selection of alternative accounting methods associated with accounting for oil and gas properties. Ernst & Young, as Cimarex's independent auditors, and KPMG, as Key's independent auditors, were each consulted as to the matter and each agreed with the conclusion that the full cost method of accounting is an acceptable alternative for accounting for oil and gas properties.

Report of Audit Committee

        The Audit Committee oversees Cimarex's financial reporting process on behalf of the Board of Directors, including Cimarex's internal controls, the quality of its financial reporting and the independence and performance of Cimarex's independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

        Management has the primary responsibility for the financial statements and the overall reporting process of Cimarex, including Cimarex's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of Cimarex and its subsidiaries in conformity with generally accepted accounting principles, and discuss with us any issues they believe should be raised.

        The Audit Committee reviewed Cimarex's audited financial statements as of and for the year ended December 31, 2002 and met with both management and KPMG, Cimarex's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

        We have received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG their independence from Cimarex and its management. The Audit Committee also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Cimarex's audited financial statements be included in Cimarex's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

THE AUDIT COMMITTEE Cortlandt S. Dietler, Chairman Glenn A. Cox Paul D. Holleman Michael J. Sullivan

        The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Governance Committee serves a nominating and governance function and a compensation function. The Governance Committee administers Cimarex's executive compensation program and establishes the salaries of our executive officers. The Governance Committee consists of only non-employee directors who are appointed by the Board of Directors.

        The Governance Committee's objective is to provide Cimarex executive officers with a comprehensive compensation package that is designed to encourage recipients to identify and take actions that will achieve Cimarex's short- and long-term objectives. The compensation policies and programs utilized by the Governance Committee have been reviewed by independent compensation consultants and endorsed by the Board of Directors and generally consist of the following:

  •
  Provide executive officer total compensation in relation to the performance of Cimarex;

  •
  Provide a compensation program competitive with that received by executives of comparable companies in the oil and gas industry in order to attract, motivate and retain qualified personnel;

  •
  Provide a management tool for focusing and directing the energies of key executives toward achieving individual and corporate objectives; and

  •
  Provide long-term incentive compensation in the form of stock options, restricted stock and stock unit awards to link individual success to that of Cimarex.

        Cimarex's executive compensation consists of three key components: base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of equity based compensation, each of which is intended to complement the others and, collectively, satisfy Cimarex's compensation objectives. The Governance Committee's policies with respect to each of the three components are discussed below.

        Base Salary.    Each fiscal year the Governance Committee, along with the Chief Executive Officer, reviews and approves the annual salaries for our executive officers. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, a comparison of the compensation of the executive with the compensation of other executives in comparable industries with similar responsibilities, the scope of the position and corporate and individual performance.

        Cash Bonuses.    The Governance Committee provides annual incentives to Cimarex executive officers in the form of cash bonuses. Criteria that determine bonuses include company performance compared to external benchmarks, operational and financial performance and internally set objectives.

        Equity-Based Compensation.    The primary objective of the equity-based program is to link the interests of executive officers and other selected employees with the stockholders. The Cimarex Energy Co. 2002 Stock Incentive Plan authorizes us to grant both incentive and non-qualified stock options, restricted stock and stock units to officers and other employees meeting certain criteria. Subject to general limits prescribed by the Stock Incentive Plan, the Governance Committee has the authority to determine the individuals to whom equity compensation is awarded, the terms of the awards and the number of shares of common stock subject to the awards. The size of any particular award is based upon the employee's position with Cimarex and individual performance.

        Chief Executive Officer's Compensation.    As discussed under "Employment Agreements," Cimarex is a party to an employment agreement with Mr. Merelli. The salary determined by the Governance Committee for Mr. Merelli was based upon the additional duties assumed by Mr. Merelli following the spin-off transaction, the compensation paid to chief executive officers of comparable companies and the Governance Committee's recognition of Mr. Merelli's continued leadership of Cimarex.

THE COMPENSATION COMMITTEE L. Paul Teague, Chairman David A. Hentschel L.F. Rooney, III

        The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

        Information regarding the compensation of the persons who serve as the chief executive officer and the five most highly compensated executive officers of Cimarex (collectively, the named executive officers) is set forth below. With respect to Messrs. Merelli, Korus, Jorden, Albi and Bell, compensation for the period January 1, 2002 through September 30, 2002, and the fiscal years 2001 and 2000 was paid by Key, and with respect to Mr. Shaw, compensation for the period January 1, 2002 through September 30, 2002, and the fiscal years 2001 and 2000 was paid by Helmerich & Payne. All compensation from October 1, 2002 to December 31, 2002 was paid by Cimarex.

        Summary Compensation Table.    The summary compensation table set forth below contains information regarding compensation paid to each of the named executive officers for services rendered to Cimarex, Key and Helmerich & Payne, as applicable, in all capacities during the last three fiscal years.

	Annual Compensation								Long Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(1)			Restricted Stock Awards(2)	Securities Underlying Options		All Other Compensation
F.H. Merelli, Chairman, Chief Executive Officer, President	2002 2001 2000	$ $ $	321,000 306,328 265,041	$ $ $	300,000 238,537 167,000		— — —		$3,516,480 — —	422,400 — 125,000	(4)	$ $ $	8,844 8,420 12,838	(3)
Steven R. Shaw Executive Vice President	2002 2001 2000	$ $ $	319,300 304,750 286,000	$ $ $	310,000 120,000 200,000	$ $ $	544 543 479	(5)	$757,575 — —	91,000 106,300 106,300	(7) (7)	$ $ $	28,811 8,500 8,000	(6)
Paul Korus Vice President, Chief Financial Officer and Treasurer	2002 2001 2000	$ $ $	187,251 178,776 157,750	$ $ $	113,000 100,000 141,975		— — —		$757,575 — —	91,000 — —		$ $ $	9,695 6,800 6,277	(8)
Thomas E. Jorden Vice President—Exploration	2002 2001 2000	$ $ $	178,000 168,995 154,833	$ $ $	130,000 60,000 139,350		— — —		$757,575 — —	91,000 — —		$ $ $	10,282 12,440 7,758	(9)
Joseph R. Albi Vice President—Engineering	2002 2001 2000	$ $ $	166,000 157,728 144,541	$ $ $	110,000 60,000 130,087		— — —		$757,575 — —	91,000 — —		$ $ $	9,972 6,800 7,169	(10)
Stephen P. Bell Senior Vice President—Business Development and Land	2002 2001 2000	$ $ $	165,000 157,436 144,541	$ $ $	99,000 60,000 130,087		— — —		$757,575 — —	91,000 — —		$ $ $	11,096 11,535 7,169	(11)

(1)
The aggregate amount of perquisites and other personal benefits was less than either $50,000 or ten percent of the total annual salary and bonus reported for each of the named executive officers.

(2)
The value of the restricted stock awards is calculated in accordance with the Cimarex Energy Co. 2002 Stock Incentive Plan and represents the average of the high and low market price as of December 6, 2002, the date of grant ($16.65). The value of the restricted stock awards disclosed in this table represents the aggregate restricted stock awards owned by each of the named executive officers. As of December 31, 2002, the named executive officers held the following shares of restricted stock: Mr. Merelli, 211,200 shares; Messrs. Shaw, Korus, Jorden, Albi and Bell, 45,500 shares each. The restricted stock agreements provide that, during the vesting period, if Cimarex pays a dividend on its common stock, the grantees will be entitled to receive such dividend. Cimarex does not currently intend to pay dividends on its common stock.

(3)
Includes Key's matching contribution to Key's 401(k) plan in the form of Key stock from January 1, 2002 through September 30, 2002 valued at $8,000. Also includes the one-year term cost of life insurance provided for Mr. Merelli of $844 paid by Cimarex on behalf of Mr. Merelli.

(4)
Represents shares of common stock underlying non-qualified options granted by Cimarex in substitution for non-qualified options granted by Key to Mr. Merelli.

(5)
Represents the payment of estimated tax liability with respect to health and retirement benefits.

(6)
Includes Helmerich & Payne's matching contributions of $17,000 and $10,000 to the Helmerich & Payne Supplemental Plan and the 401(k) Thrift Plan, respectively. Also includes $1,811 for the cost of life insurance provided by Helmerich & Payne for Mr. Shaw.

(7)
Represents shares of common stock underlying non-qualified options granted by Cimarex pursuant to the Employee Benefits Agreement between Helmerich & Payne and Cimarex (Employee Benefits Agreement) in substitution for options granted to Mr. Shaw by Helmerich & Payne.

(8)
Includes Key's matching contribution to the Key 401(k) plan in the form of Key stock from January 1, 2002 through September 30, 2002 valued at $8,000.

(9)
Includes Key's matching contribution to the Key 401(k) plan in the form of Key stock from January 1, 2002 through September 30, 2002 valued at $7,742 and Cimarex's cash matching contribution to the Cimarex 401(k) plan for the period September 30, 2002 through December 31, 2002 of $2,225.

(10)
Includes Key's matching contribution to the Key 401(k) plan in the form of Key stock from January 1, 2002 through September 30, 2002 valued at $7,582 and Cimarex's cash matching contribution to the Cimarex 401(k) plan for the period September 30, 2002 through December 31, 2002 of $2,075.

(11)
Includes Key's matching contribution to the Key 401(k) plan in the form of Key stock from January 1, 2002 through September 30, 2002 valued at $7,382 and Cimarex's cash matching contribution to the Cimarex 401(k) plan for the period September 30, 2002 through December 31, 2002 of $2,079.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth option grants made by Cimarex during the period October 1, 2002 through December 31, 2002. The table does not include replacement grants resulting from the Helmerich & Payne spinoff and the Key reorganization. These grants are described under the New Benefits Table provided in this Proxy Statement.

					Potential Realizable Value
	Options Granted	Percent of Total Granted	Option Price	Expiration Date
					0%	5%	10%
F.H. Merelli	422,400	32.72%	$16.65	12-06-12	$0	$4,422,991	$11,208,727
Steven R. Shaw	91,000	7.05%	$16.65	12-06-12	$0	$952,870	$2,414,759
Paul Korus	91,000	7.05%	$16.65	12-06-12	$0	$952,870	$2,414,759
Thomas E. Jorden	91,000	7.05%	$16.65	12-06-12	$0	$952,870	$2,414,759
Joseph R. Albi	91,000	7.05%	$16.65	12-06-12	$0	$952,870	$2,414,759
Stephen P. Bell	91,000	7.05%	$16.65	12-06-12	$0	$952,870	$2,414,759

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002
AND FISCAL YEAR 2002 YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 2002 Year End		Value of Unexercised In-the-Money Options at 2002 Year End
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable(1)	Unexercisable(1)
F.H. Merelli	—	—	375,000	422,400	$2,110,937	$422,400
Steve R. Shaw	—	—	435,830	250,450	$2,119,473	$671,292
Paul Korus	—	—	85,000	91,000	$676,813	$91,000
Thomas E. Jorden	—	—	59,000	91,000	$469,788	$91,000
Joseph R. Albi	—	—	61,500	91,000	$489,694	$91,000
Stephen P. Bell	—	—	62,500	91,000	$489,694	$91,000

(1)
Amount represents the market price (average of the daily high and low prices) of Cimarex common stock on December 31, 2002 ($17.65) on the New York Stock Exchange, less the exercise price multiplied by the number of exercisable/unexercisable stock options at December 31, 2002 for options that had an exercise price less than $17.65.

Equity Compensation Plan Information
(As of December 31, 2002)

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,632,087	$14.14	2,586,207
Equity compensation plans not approved by security holders	—	—	—
Total	3,632,087	$14.14	2,586,207

(1)
The number of securities to be issued upon exercise does not include the 674,973 shares that represent restricted stock awards, as these securities are issued and outstanding. This amount includes options covering 1,630,269 and 785,501 shares that were issued in the spin-off from Helmerich & Payne and the Key reorganization, respectively.

Employment Agreements and Change in Control Arrangements with Named Executive Officers

        F. H. Merelli.    Mr. Merelli entered into an employment agreement with Key pursuant to which he agreed to serve as the President and Chief Executive Officer of Key for an indefinite term. Following the Key reorganization, Cimarex assumed the employment agreement. Pursuant to the agreement, Mr. Merelli currently receives a base salary of $350,000 annually which is subject to annual adjustment by the Board of Directors and may be increased, but not decreased, on the basis of such review. Mr. Merelli is also entitled to receive an annual incentive bonus under any plan or program implemented for executives. Cimarex also purchased a $500,000 life insurance policy for Mr. Merelli.

        Cimarex may terminate Mr. Merelli's employment at any time for cause (as defined in the agreement) or after 30 days' notice if not for cause, and Mr. Merelli may terminate his employment at any time for any reason. Upon (i) Mr. Merelli's termination of employment by Cimarex without cause or due to his death or disability or (ii) Mr. Merelli's resignation for good reason (as such term is described in the agreement), he will be entitled to receive continuation of his base salary for two years and the maximum incentive compensation payable pursuant to any plan or program established by Cimarex. Mr. Merelli also participates in the Income Continuance Plan described below, which provides for continuation of his salary and benefits upon certain terminations of employment following the Key reorganization. Any payment made to Mr. Merelli pursuant to the agreement will be deducted from the benefits to which he is otherwise entitled pursuant to the Income Continuance Plan described below.

        During the period of his employment and for three years thereafter, Mr. Merelli is required under the agreement to keep confidential any information about Cimarex or its business that is not generally available to the public. Cimarex is also obligated under the agreement to indemnify Mr. Merelli to the maximum extent permissible under applicable law governing the indemnification of officers and directors.

        Steven R. Shaw.    Mr. Shaw is party to an agreement with Helmerich & Payne that Cimarex has assumed. If Cimarex terminates Mr. Shaw's employment within 24 months after the spin-off other than for cause, disability, death or the occurrence of a substantial downturn, or if Mr. Shaw terminates his employment for good reason within 24 months after the spin-off (as such terms are defined in the agreement), any options or restricted stock granted to Mr. Shaw under a plan adopted by Cimarex will vest in full and Cimarex will be required to pay or provide Mr. Shaw: (i) a lump-sum payment equal to two times his base salary and annual bonus, (ii) 24 months of benefit continuation, (iii) a prorated annual bonus, and (iv) up to $5,000 for outplacement counseling services, provided that the lump-sum payment and prorated annual bonus shall be payable only if Mr. Shaw executes and does not revoke a release of claims in the form attached to the agreement (as it may be modified in respect of changes in law or applicable regulations). In addition, if Mr. Shaw remains employed with Cimarex for 18 months after the spin-off, he may terminate his employment for any reason during the following thirty days and be entitled to full vesting of any options or restricted stock that had been granted to him before the spin-off. In the event that any benefits payable to Mr. Shaw as a result of the spin-off or reorganization (including without limitation any benefits provided under the agreement) are subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code, Mr. Shaw will be entitled to receive the greater of (i) such benefits reduced by any applicable excise taxes and (ii) a reduction in his benefits so that no excise taxes are applicable. During the period of his employment, Mr. Shaw is prohibited from divulging any confidential information of Helmerich & Payne and Cimarex, and following his termination of employment, he will be permitted to do so only with the prior written consent of Helmerich & Payne and/or Cimarex, as the case may be. Cimarex has agreed to indemnify Mr. Shaw in the same manner as any other key management employees and, during the term of the agreement and for the five-year period following his termination of employment, Cimarex has agreed to maintain director and officer liability insurance covering Mr. Shaw, provided that the indemnity and insurance shall be maintained at a level no less than that in effect immediately prior to the spin-off.

        Messrs. Korus, Jorden, Albi and Bell.    Each of Messrs. Korus, Jorden, Albi and Bell entered into an employment agreement with Key that has since expired. However, each agreement provided that, if the executive continues as an employee after the term of the agreement (as each executive has done) and is terminated without cause following a change in control (as those terms are defined in the agreement), the executive will be entitled to a lump-sum payment equal to two times the executive's base salary at the time of the change in control. Cimarex assumed this obligation following the Key reorganization. Accordingly, if Cimarex terminates the executive's employment without cause following the Key reorganization, Cimarex will be obligated to make a lump-sum payment to the executive equal to two times his base salary at the time of the Key reorganization. Any payments made to these executives pursuant to these agreements will be deducted from the benefits to which the executive is otherwise entitled pursuant to the Income Continuance Plan described below.

Income Continuance Plan

        Key maintained an Income Continuance Plan that was assumed by Cimarex at the time of the reorganization. Pursuant to the terms of the Plan, the Plan may not be amended following the reorganization, and the Plan may not be terminated during the thirty-month period following the reorganization. The Plan covers only former officers and employees of Key who are currently employed by Cimarex and who fall within one of the following categories:

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  Officers (including Messrs. Merelli, Korus, Jorden, Albi, Bell and);

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  Employees who are at least 40 years old;

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  Employees who were continuously employed by Key for at least 10 years; and

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  Certain other employees with special skills or experience, as determined by the Key board of directors prior to the reorganization.

The Key reorganization constituted a change of control as defined in the Income Continuance Plan. Accordingly, if, following the reorganization a participating employee is terminated without cause (as such term is described in the Plan) or resigns due to changed circumstances (including, without limitation, a significant change in title, duties, authority or compensation or a greater than 50-mile change in the employee's regular work place), the employee is entitled to the following benefits:

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  Employees of Key who had at least 48 months continuous service with Key and officers of Key are entitled to receive continuation of their base compensation (as defined in the Plan, including all salary, incentive compensation and bonuses) for 24 months following their termination of employment.

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  Employees of Key (other than officers) who have less than 48 months continuous service with Key are entitled to receive continuation of their base compensation (as defined in the plan) for a period equal to 50% of their aggregate months of service; provided, however, that the Key board of directors may extend this period to a maximum of 24 months in its sole discretion.

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  All participating employees will receive health and life insurance continuation for so long as they receive salary continuation as well as reimbursement of any expenses, including legal fees incurred in enforcing the employee's right to receive benefits pursuant to the Plan.

        In general, the benefits paid pursuant to the Plan are in addition to, and not in lieu of, any benefits that the participants are otherwise entitled to pursuant to a plan, program or contract. However, if an employee is entitled to receive a payment based on annual salary pursuant to the terms of an employment agreement, the benefits paid pursuant to the Plan shall be offset by the benefits paid pursuant to the employment agreement.

        The Key reorganization constituted a change in control under the Plan. As a result, each of Messrs. Merelli, Korus, Jorden, Albi and Bell are entitled to receive continuation of his base compensation and health and life insurance benefits for 24 months if his employment is terminated without cause or if he resigns due to changed circumstances following the effective time of the reorganization. As discussed above, each of Messrs. Merelli, Korus, Jorden, Albi and Bell is also party to an agreement that provides for salary continuation payments upon a termination without cause or (in the case of Mr. Merelli) resignation for good reason following a change in control. Any payment received pursuant to these agreements would be deducted from the payments to which these executives are entitled under the Plan.

Certain Relationships and Related Party Transactions

        Prior to September 30, 2002, Cimarex was operated as a division of Helmerich & Payne. Current management was put into place on September 30, 2002. As a result, all activity prior to September 30, 2002 was conducted using employees of Helmerich & Payne and resources of Helmerich & Payne. Upon the spin-off from Helmerich & Payne, Cimarex was owed approximately $819,000, all of which had been repaid as of December 31, 2002.

        Helmerich & Payne provides to Cimarex contract drilling services through its wholly owned subsidiary, Helmerich & Payne International Drilling Company. Drilling costs of approximately $1.4 million were incurred by Cimarex related to such services for the year ended December 31, 2002.

Stock Performance Graph

        The following graph shows the total stockholder return through December 31, 2002 of an investment of $100 in cash on September 30, 2002 (the date of the spin-off transaction with Helmerich & Payne) (i) in Cimarex Energy Co.'s common stock (XEC), (ii) the S & P 500 Index and (iii) the Dow Jones U.S. Oil Companies Secondary Index. Historic stock price performance is not indicative of future stock price performance.

	Cumulative Total Return
	9/02	10/02	11/02	12/02
CIMAREX ENERGY	100.00	92.17	87.65	103.77
S&P 500	100.00	108.80	115.21	108.44
DOW JONES US OIL COMPANIES, SECONDARY	100.00	100.47	101.16	104.58

STOCKHOLDER PROPOSALS

        Any stockholder wishing to submit a proposal to the vote of the stockholders at Cimarex's 2004 Annual Meeting must submit such proposal or proposals in writing to Cimarex no later than December 21, 2003. Proposals should be sent to the attention of the Assistant Corporate Secretary at 707 Seventeenth Street, Suite 3300, Denver, Colorado 80202. We are not required to include in our proxy statement a form of proxy or stockholder proposal that is received after that date or otherwise fails to meet the requirements for stockholder proposals established by regulations of the Securities and Exchange Commission.

        In addition, under Cimarex's By-Laws, stockholders must give advance notice of nominations for a director at the 2004 Annual Meeting during the period February 18 through February 28, 2004. The advance notice must be delivered to the attention of the Assistant Corporate Secretary at 707 Seventeenth Street, Suite 3300, Denver, Colorado 80202 and must comply with the requirements of Cimarex's By-Laws.

Appendix A

CIMAREX ENERGY CO.
AUDIT COMMITTEE CHARTER

Article I. ORGANIZATION

        The Cimarex Energy Co. (the "Company") Audit Committee shall be appointed by the Company's Board of Directors (the "Board"), and shall have at least three members, including a designated chairperson.

QUALIFICATIONS

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  All members of the Audit Committee shall meet the independence, experience and financial literacy requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and any rules or regulations promulgated by the Securities and Exchange Commission (the "SEC").

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  When required by the SEC, at least one member of the Audit Committee shall be a "financial expert," as the SEC defines such term.

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  At least one member (who may also be the "financial expert" referred to above) shall have accounting or related financial management expertise, as required by the New York Stock Exchange.

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  No member of the Audit Committee may simultaneously serve on the audit committee of more than three public companies.

Article II. PURPOSE

        The Audit Committee shall assist the Board in monitoring:

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  The integrity of the Company's financial statements;

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  The independent auditors' qualifications and independence;

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  The performance of the Company's internal audit function and independent auditors;

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  The appropriateness of the Company's accounting policies;

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  The adequacy of the Company's internal controls; and

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  The Company's compliance with legal and regulatory requirements.

TERM

        Each of the elected members of the Audit Committee shall be elected for a one year term and shall serve until a successor has been duly elected and qualified.

INDEPENDENT AUDITORS AND OTHER AUDIT FUNCTIONS

        The Audit Committee shall:

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  Have sole authority for the appointment (subject, if applicable, to stockholder ratification), termination, compensation and oversight of the independent auditors (including resolution of disagreements with Company management), and to approve any significant non-audit relationship with the independent auditors;

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  Have sole authority for the terms of the engagement of the independent auditors, including the scope of their audit and qualifications;

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  Periodically review and discuss information necessary to satisfy itself of the independence of the independent auditors, including ensuring that the independent auditors submit at least annually a formal written statement regarding its relationships and services which may affect independence, including all relationships with the Company;

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  At least annually, obtain and review a report by the independent auditors describing: (i) the firm's internal quality control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

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  Discuss earnings press releases (including any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies;

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  Discuss policies and guidelines to govern the process by which the Company's exposure to risk is assessed and managed;

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  Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors;

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  Set clear hiring policies for employees or former employees of the independent auditors;

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  Review with the independent auditors and the Company's management the results of the independent auditors' year-end audit;

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  Review with the independent auditors any audit problems or difficulties that may have been encountered during the performance of its duties and management's response;

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  Review (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements;

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  Receive and review required communications from the independent auditors, who shall report directly to the Audit Committee; and

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  Report regularly to the Board the results of the Audit Committee meetings.

MATTERS PERTAINING TO SEC FILINGS

        The Audit Committee shall:

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  Review with the independent auditors and the Company's management the Company's audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, if satisfied, recommend approval by the Board of the Company's Form 10-K for filing with the SEC;

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  Review the Company's quarterly financial results with the independent auditors and the Company's management, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, if satisfied, recommend approval by the Board of the Company's Form 10-Q for filing with the SEC;

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  Be responsible for the preparation of the Audit Committee report required by SEC rules to be included in the Company's annual proxy statement; and

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  Review with the Company's management the Company's proxy statement and related materials, and, if satisfied, recommend their approval by the Board for filing with the SEC and distributing to the stockholders.

LEGAL MATTERS

        The Audit Committee shall review with the Company's General Counsel material litigation, if any, and other legal matters as appropriate. The Audit Committee shall have the authority and appropriate funding (as determined by the Audit Committee) to engage independent counsel and other advisors or consultants as appropriate to carry out its duties.

Article III. COMPLAINT PROCEDURES

        The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission of complaints by employees.

Article IV. FEES

        An Audit Committee member may not receive any compensation from the Company other than director's fees.

OTHER MATTERS

        In order to carry out its obligations, the Audit Committee has the authority, as it deems necessary, to confer with the Company's independent auditors and officers and employees and to conduct or authorize investigations into any matters within the scope of the Audit Committee's responsibilities.

CHARTER REVIEW

        The Audit Committee shall reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall formally present its charter to the Board for approval at least once every three years.

SCOPE OF COMMITTEE DUTIES

        While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of the Company's management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

DISCLOSURE OF CHARTER

        This Charter will be made available on the Company's website at www.cimarex.com.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CIMAREX ENERGY CO.

        The undersigned appoints F.H. Merelli and Paul Korus as proxies, with power to act without the other and with power of substitution, and authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Cimarex Energy Co. held of record by the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders to be held May 28, 2003, or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

Your opinion is important to us. Please cast your vote today.

PROXY BY MAIL
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this.	☒

The Board of Directors recommends a vote FOR Proposals 1 and 2.

	FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
PROPOSAL 1 — ELECTION OF DIRECTORS	☐	☐	PROPOSAL 2 — RATIFICATION AND APPROVAL OF THE 2002 STOCK INCENTIVE PLAN	☐	☐	☐
Nominees: 01 – F.H. Merelli 02 – Paul D. Holleman 03 – Michael J. Sullivan
WITHHELD FOR (Write that nominee's name in the space provided below.)

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW

COMPANY NUMBER:
PROXY NUMBER:
ACCOUNT NUMBER:
Signature(s)	Signature(s)	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

VOTE BY TELEPHONE OR INTERNET
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CIMAREX ENERGY CO.

  •
  You can now vote your shares electronically through the Internet or the telephone.

  •
  This eliminates the need to return the proxy card.

  •
  Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET

www. continentalstock.com

        Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

        Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE

1-800-293-8533

        Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY.

QuickLinks

ATTENDANCE AND VOTING MATTERS
HISTORY OF CIMAREX
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE CIMAREX ENERGY CO. 2002 STOCK INCENTIVE PLAN
SUMMARY OF CIMAREX ENERGY CO. 2002 STOCK INCENTIVE PLAN
INDEPENDENT AUDITORS AND REPORT OF AUDIT COMMITTEE
GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002 AND FISCAL YEAR 2002 YEAR-END OPTION VALUES
Equity Compensation Plan Information (As of December 31, 2002)
STOCKHOLDER PROPOSALS
  Appendix A